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Exhibit 11.1

                            STATEMENT OF COMPUTATION OF
                            BASIC EARNINGS AND DILUTED
                                 EARNINGS PER SHARE
Year Ended March 31,                   2002             2001            2000
                                  ---------        ---------       ---------
Net income from continuing
  operations                     $4,403,000       $4,551,000      $4,546,000
Discontinued operations:
Income (loss) from discontinued
  operations                       (271,000)      (4,547,000)        154,000
Estimated loss on disposal       (3,256,000)            -               -
                                -----------      -----------     -----------
Net income                       $  876,000       $    4,000      $4,700,000
                                ===========      ===========     ===========
BASIC:
 Weighted average number of
  common shares basic             5,071,125        5,076,456       4,812,610
                                -----------      -----------     -----------
Basic earnings per share from
  continuing operations               $0.86            $0.90           $0.95
Basic earnings (loss) per share
  from discontinued operations        (0.05)           (0.90)           0.03
Basic loss per share on disposal
  of discontinued operations          (0.64)            -               -
                                -----------      -----------     -----------
Basic earnings per share              $0.17            $0.00           $0.98
                                ===========      ===========     ===========

DILUTED:
 Weighted average number of
  common shares basic             5,071,125        5,076,456       4,812,610
 Common stock equivalents from
  options computed utilizing the
  treasury-stock method based on
  the average fair market value
  of common stock during the
  period                            137,799          140,148         307,637
                                -----------      -----------     -----------
Weighted average number of
  common and common equivalent
  shares   diluted                5,208,924        5,216,604       5,120,247
                                -----------      -----------     -----------
Diluted earnings per share from
  continuing operations               $0.85            $0.87           $0.89
Diluted earnings (loss) per share
  from discontinued operations        (0.05)           (0.87)           0.03
Diluted loss per share on
  disposal of discontinued
  operations                          (0.63)            -               -
                                -----------      -----------     -----------
Diluted earnings per share            $0.17            $0.00           $0.92
                                ===========      ===========     ===========

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